UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2005

DATREK MILLER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2005, we entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Stanford International Bank Ltd. (“Stanford”), our principal stockholder. The Purchase Agreement provides for purchases of up to an aggregate of 4,000,000 shares of Preferred Stock and issuance of 5-year warrants to purchase up to 2,400,000 shares of the Company’s common stock at an exercise price of $0.001 per share (the “Warrants”) in various installments, in order to provide the Company with funds for acquisitions and working capital, subject to Stanford’s approval of each transaction in its sole discretion. Each share of Preferred Stock is convertible into one share of our Common Stock and is entitled to one vote per share. Under the Purchase Agreement, Stanford has the right to buy all of the Preferred Stock and accompanying Warrants covered by the Purchase Agreement at a price of $2.00 per share of Preferred Stock. Under the terms of the Purchase Agreement, Stanford has acquired 1,000,000 shares of Preferred Stock and Warrants to purchase 600,000 shares of our Common Stock for $2,000,000. Stanford has also agreed to acquire, subject to the satisfaction of certain conditions, up to 500,000 additional shares of Preferred Stock at a purchase price of $2.00 per share along with 300,000 Warrants before the end of December 2005.

We have granted Stanford the option, at any time within two years from the date of the Purchase Agreement, to acquire an additional 2,500,000 shares of Preferred Stock and Warrants to purchase 1,500,000 shares of our Common Stock for an aggregate purchase price of $5,000,000.

In addition, the Purchase Agreement grants Stanford the right to purchase an additional 500,000 shares of parity preferred stock, when authorized by the Company, and warrants to purchase an additional 300,000 shares of our Common Stock for an aggregate purchase price of $1,000,000 on the same terms and conditions set forth in the Purchase Agreement.

Stanford is the owner of a majority of our issued and outstanding common stock and all of our issued and outstanding preferred stock.

The exercise price of the Warrants is $0.001 per share, and the Warrants expire five years from the date of issuance. Stanford has assigned half of all Warrants issuable under the Agreement, including 300,000 of the 600,000 Warrants already issued, to five of employees of an affiliate pursuant to a warrant assignment agreement.

We are obligated to register the shares of common stock issuable upon conversion of the Preferred Stock or exercise of the Warrants pursuant to a registration rights agreement within 90 days after the date of demand by the security holders. If we do not timely file a required registration statement, we must issue upon default and each month thereafter that the registration statement is not filed, Warrants to purchase a number of shares of Common Stock equal to the number of shares of Preferred Stock sold.

The summary of the Agreement and the related agreements set forth in this Current Report is qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2005, we filed Articles of Amendment to our Articles of Incorporation effectuating a reverse split of our Common Stock on a ratio of 1 for 2 by decreasing the number of our issued and outstanding shares of its Common Stock held by our stockholders of record on December 5, 2005, the effective date of the Amendment. The Amendment was adopted pursuant by our Board of Directors pursuant to Florida law and did not require shareholder action.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following exhibits are being filed herewith:

10.1	Preferred Stock Purchase Agreement dated as of November 30, 2005, by and between Datrek Miller International, Inc. (“DMI”) and Stanford.

10.2	Warrant Assignment Agreement dated as of November 30, 2005, by and among Stanford, Daniel Bogar, Ronald Stein, William Fusselmann, Osvaldo Pi, and Charles Weiser

10.3	Registration Rights Agreement dated as of November 30, 2005, by and among DMI, Stanford, Daniel Bogar, Ronald Stein, Ovaldo Pi, William Fusselmann, and Charles Weiser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datrek Miller International, Inc.

Dated: December 5, 2005	By:	/s/ Michael S. Hedge
Michael S. Hedge Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Preferred Stock Purchase Agreement dated as of November 30, 2005, by and between Datrek Miller International, Inc. (“DMI”) and Stanford.

10.2	Warrant Assignment Agreement dated as of November 30, 2005, by and among Stanford, Daniel Bogar, Ronald Stein, William Fusselmann, Osvaldo Pi, and Charles Weiser

10.3	Registration Rights Agreement dated as of November 30, 2005, by and among DMI, Stanford, Daniel Bogar, Ronald Stein, Ovaldo Pi, William Fusselmann, and Charles Weiser.

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